Exhibit 99.2

November 1, 2023

Dear Fellow Shareholders,
Our mission is to grow and empower local economies and our primary financial goal is to maximize long-term free cash flow per share. The local commerce market is very large and we believe we are in the early stages of what will likely be a decades-long transition to omni-channel retail. While this provides a significant opportunity, we face a host of external challenges to building the business we envision, including: stout competition, rising consumer expectations, shifts in regulation, changing macroeconomic backdrops, and the inherent difficulty of building in a new paradigm. Just as importantly, like many growing business, we face internal challenges like distraction, indecisiveness, and complacency.
We manage through both our internal and external challenges in part by focusing on and executing to the most fundamental elements in our business we know of. This process creates a natural cycle of learning, iteration, and concentration that inspires decisiveness, while keeping us humble to changes and new information. It also allows us to integrate feedback from external factors without becoming engrossed in them unnecessarily.
Success in this process can be found daily and is measured in increments of improvement more than achievement of high level outcomes. When we execute well, we are able to consistently improve the experiences we provide, which delights more consumers, generates more sales for our merchant partners and more earnings for Dashers, and we believe, makes our business more durable.
We believe we have executed well so far in 2023 and are proud that in Q3 2023, we drove 24% year-over-year (Y/Y) growth in Marketplace GOV, 27% Y/Y growth in revenue, improved our GAAP net loss including redeemable non-controlling interests to $75 million from $296 million in Q3 2022, and drove Adjusted EBITDA to $344 million from $87 million in Q3 2022. We believe our consistent execution to and ongoing investments are increasing our potential and expanding the scale of local commerce in the communities we serve.
A (Not So) Simple Business
At a high level, our business is fairly simple. In order to empower local economies and maximize long-term free cash flow production, we must: a) create experiences our audiences love, b) generate sound unit economics, c) manage our fixed costs efficiently, and then d) drive as much volume as we can within a set of discipline parameters that we establish. Unfortunately, these are largely outputs, which means we cannot execute directly to them. In order to be effective, we must look deeper in the business and execute to the fundamental variables that most efficiently create the results we want.
The first step in this process is to identify the variables that matter, which is a lot less obvious than it might seem. We work with a large number of variables that can influence the experiences we provide, and each one has different impacts, different limitations in our ability to influence it, and different interplays with other aspects of our business, all of which can change over time or with capital applied. It is quite easy to get stuck on variables that sound impactful but do not generate the anticipated results, or lured by variables that have clear short-term benefits but are inefficient in the long-term.
As managers, one of our key roles is simply to understand these dynamics, so that we can direct our efforts toward the aspects of our services that will drive the greatest long-term benefit for our audiences. Because we are building new services, we are often naive and regularly make mistakes. We are comfortable with that and consider it an essential component of a process in which learning and iteration are critical to progress.
One area where our process has been impactful is in the consumer experience we offer. Although consumer penetration in our markets remains relatively low, consumers have tremendous choice and are extremely demanding, which means we must earn every consumer we attract and every order they place. If we innovate and execute effectively, we can increase the value we provide to consumers and they will order more. If we don’t, they won’t.
Fortunately, our cumulative learnings have helped us identify, measure, and execute to new variables that have allowed us to steadily improve our consumer value proposition. This is evident in a few areas. First, our Marketplaces have continued to attract new consumers, which has driven double-digit Y/Y growth in monthly active users1 throughout 2023. Second, our new consumer cohorts2 are highly engaged. Through nine months, Marketplace GOV retention for our January 2023 cohort is the second highest out of the last seven January cohorts (only behind the COVID affected January 2020 cohort), and we have seen similar trends for our other monthly cohorts so far this year. Third, engagement among our existing consumers has grown consistently. Marketplace GOV in each of our last seven annual cohorts, including the COVID-impacted 2020 cohort, has grown every year they have existed. This has continued so far in 20233, which has contributed to our overall growth and improving operating leverage through the year.

Marketplace GOV By Monthly Cohort
Marketplace GOV (indexed to M1)
1.8
1.6
1.4
1.2
1
0.8
0.6
0.4
0.2
M1
M3
M5
M7
M9
M11
M13
M15
M17
M19
M21
M23
M25
M27
M29
M31
M33
M35
M37
M39
M41
M43
M45
M47
M49
M51
M53
M55
M57
M59
M61
M63
M65
M67
M69
M71
M73
M75
M77
M79
M81
Jan-17 cohort
Jan-18 cohort
Jan-19 cohort
Jan-20 cohort
Jan-21 cohort
Jan-22 cohort
Jan-23 cohort

Importantly, our approach has been effective in many areas outside of the consumer experience and in a wide variety of environments. We always aspire for more, but we view our solid performance through what has been a volatile few years as an indication that we have identified variables that are important to consumers, merchants, and Dashers and are executing against those at a high level.
Our long-term vision and strategy have not changed over the last decade and are unlikely to change in the next one. But, at times, pushing on certain variables in our business becomes less effective, while pushing on others may become more so. These changes to input sensitivity often prompt us to adapt our tactics, so that we apply our effort and capital to the
1 Based on the number of individual consumer accounts that have completed an order on our Marketplaces in the past month, measured as of the end of the applicable period.
2 As discussed in this shareholder letter, “cohorts” refer to cohorts of consumers on our DoorDash Marketplace only, excluding consumers on our Wolt Marketplace and our other products and services.
3 Reflects growth in Marketplace GOV for each annual cohort in the first nine months of 2023 relative to the comparable period in 2022.

variables that we believe will be the most effective at the time. In an environment of constant change, we believe focusing on core fundamentals, constant experimentation, and first principles based problem solving allow us to consistently improve the experience we offer to consumers, merchants, and Dashers, even if only by a little bit at a time. Those gains then have the potential to compound, which can increase the scale and efficiency of our business much more significantly in the long-term.
Despite our ability to improve execution and appeal to more consumers, merchants, and Dashers in recent years, we are nowhere near where we aim to be. There are still hundreds of millions of consumers who do not regularly use our service, tens of millions of people that could benefit from dashing who have not yet tried it, and at least hundreds of thousands of merchants we believe we can help. These are clear signs that we have much more to learn, new variables to find, and significant room to improve our execution. We are excited by the opportunity.
Conclusion
An investor we were speaking with recently described our business as 3-D chess. We think of it more like learning to be a great jazz band. Our technical skills must be exceptional, and we are constantly working to improve them so that we’re not constrained by our own lack of ability. At the same time, we must master the art of listening while we play.
We are proud of our recent performance, as it is an output of several years of our team’s daily successes. However, our focus remains on the long-term. To generate the impact on local economies we aspire to and the financial results we expect, we must continue taking risks, focusing on the most fundamental variables we know of, and finding new ways to surpass our current limitations. Our expectations of ourselves are high. We will do our best to exceed them.
We could not be more grateful to our employees and stakeholders for the confidence they place in us, or more humbled by our shareholders who entrust us with their capital. Thank you for making this journey possible.

Sincerely,

Tony Xu, Co-founder, CEO and Board Chair, and Ravi Inukonda, CFO

PS. Q4 2023 will be our 13th earnings release as a public company and we intend to write our 13th letter to shareholders when we report Q4 earnings. Beginning in 2024, we expect to write letters on an annual basis, rather than quarterly. Our intention with shareholder letters is to provide insights into our business, and even more than that, to share details that help you better understand our processes, our approach, and how we think. To those that have read all of our letters so far, we greatly appreciate your time and attention. We hope you consider it time well spent.

Forward-Looking Statements
This shareholder letter contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which statements involve substantial risks and uncertainties. Forward-looking statements generally relate to future events or our future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “may,” "aim," “will,” “should,” “expect,” “plan,” "try," “anticipate,” “could,” “would,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these words or other similar terms or expressions that concern our expectations, strategies, plans, or intentions. Forward-looking statements in this shareholder letter include, but are not limited to, our expectations regarding our financial position and operating performance, our plans and expectations regarding our business and investment approach, our expectations regarding our local commerce opportunity, trends in our business, including the effects of the macroeconomic environment, our future plans for communications to our shareholders, and demand for our platform and for local commerce platforms in general. Our expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties that could cause actual results to differ materially from those projected, including risks and uncertainties related to: competition, managing our growth and corporate culture, financial performance, including our ability to forecast our performance due to our limited operating history, investments in new geographies, products, or offerings, our ability to attract merchants, consumers, and Dashers to our platform, legal proceedings and regulatory matters and developments, any future changes to our business or our financial or operating model, and our brand and reputation. The forward-looking statements contained in this shareholder letter are also subject to other risks and uncertainties that could cause actual results to differ from the results predicted, including those more fully described in our filings with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2022 and our quarterly reports on Form 10-Q. All forward-looking statements in this shareholder letter are based on information available to DoorDash and assumptions and beliefs as of the date hereof, and we disclaim any obligation to update any forward-looking statements, except as required by law.
Use of Non-GAAP Financial Measures
To supplement our financial information presented in accordance with U.S. generally accepted accounting principles ("GAAP"), we consider certain financial measures that are not prepared in accordance with GAAP, including Adjusted EBITDA. We use non-GAAP financial measures in conjunction with GAAP measures as part of our overall assessment of our performance, including the preparation of our annual operating budget and quarterly forecasts, to evaluate the effectiveness of our business strategies, and to communicate with our board of directors concerning our business and financial performance. We believe that these non-GAAP financial measures provide useful information to investors about our business and financial performance, enhance their overall understanding of our past performance and future prospects, and allow for greater transparency with respect to metrics used by our management in their financial and operational decision making. We are presenting Adjusted EBITDA, a non-GAAP financial measure, to assist investors in seeing our business and financial performance through the eyes of management, and because we believe that Adjusted EBITDA, and certain other non-GAAP financial measures, provide an additional tool for investors to use in comparing results of operations of our business over multiple periods with other companies in our industry.
Adjusted EBITDA is a measure that we use to assess our operating performance and the operating leverage in our business. We define Adjusted EBITDA as net income (loss) including redeemable non-controlling interests, adjusted to exclude (i) certain legal, tax, and regulatory settlements, reserves, and expenses, (ii) loss on disposal of property and equipment, (iii) transaction-related costs (primarily consists of acquisition, integration, and investment related costs), (iv) impairment expenses, (v) restructuring charges, (vi) inventory write-off related to restructuring, (vii) provision for (benefit from) income taxes, (viii) interest income, net, (ix) other expense, net, (x) stock-based compensation expense and certain payroll tax expense, and (xi) depreciation and amortization expense.
Our definition of Adjusted EBITDA may differ from the definition used by other companies and therefore comparability may be limited. In addition, other companies may not publish a similar metric. The use of Adjusted EBITDA may be further limited in that it does not include the impact of certain expenses that are reflected in our consolidated statements of operations. Thus, our non-GAAP financial measures, including Adjusted EBITDA, should be considered in addition to, not as substitutes for, or in isolation from, measures prepared in accordance with GAAP.
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